SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Archer-Daniels-Midland Company
(Exact name of registrant as specified in its charter)

Delaware	41-0129150

(State of incorporation or organization)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Corporate Units	New York Stock Exchange, Inc.
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-137541
     Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrants’ Securities to be Registered.
     The description of the Registrant’s Corporate Units to be registered hereunder is set forth under the caption “Description of Stock Purchase Contracts and Stock Purchase Units” in the Prospectus dated May 27, 2008 included in a post-effective amendment no. 1 to the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-137541) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on September 22, 2006, filed by the Registrant under the Securities Act with the Commission on May 27, 2008 (such automatic shelf registration statement, as so amended, the “Registration Statement”), and under the captions “Description of Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Debentures” included in the preliminary prospectus supplement filed with the Commission on May 27, 2008 pursuant to Rule 424(b) under the Securities Act. Such descriptions are incorporated herein by reference.

Item 2.	Exhibits.
1.	Composite Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarter ended September 30, 2001 (File No. 1-44) filed on November 13, 2001).

2.	Bylaws, as amended (incorporated by reference to Exhibit 3(ii) to Form 8-K (File No. 1-44) filed on February 6, 2007).

3.	Indenture dated September 20, 2006, between the Registrant and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4 to Registration Statement on Form S-3, Registration No. 333-137541).

4.	Form of First Supplemental Indenture between the Registrant and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed on May 27, 2008; includes form of % Debenture due 2041).

5.	Form of Purchase Contract and Pledge Agreement among the Registrant, The Bank of New York as Purchase Contract Agent, and The Bank of New York as Collateral Agent, Custodial Agent, and Securities Intermediary (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed on May 27, 2008).

6.	Form of Corporate Unit (included in Exhibit 5 above).

7.	Form of Remarketing Agreement (included in Exhibit 5 above).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Dated: May 27, 2008	By	/s/ David J. Smith

David J. Smith
Executive Vice President, Secretary and General Counsel